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EXHIBIT 99.8

BENEFICIAL OWNER ELECTION FORM

INSTRUCTIONS

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering (the "Rights Offering") by Todhunter International, Inc. (the "Company") of subscription rights ("Rights") distributed to the holders of record of common stock of the Company, par value $0.01 per share ("Common Stock"), as of the close of business on [            ], 2004 (the "Record Date") to subscribe for and purchase shares of its Common Stock. The Rights are described in detail in the Company's Prospectus dated [            ], 2004 (the "Prospectus") which is attached.

        This will instruct you whether to exercise rights to purchase shares of the Company's Common Stock with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions for Use of Todhunter Subscription Rights Exercise Notice."

Box 1.    / /    Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2.    / /    Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

	NUMBER OF RIGHTS		SUBSCRIPTION PRICE			PAYMENT
Basic Subscription Right:		X	[$	]	=	$ (Line 1)
Oversubscription Right:(1)		X	[$	]	=	$ (Line 2)
Total Payment Required:					=	$ (Sums of Lines 1 and 2; must equal total of amounts in Boxes 3 and 4.)

(1)
Upon exercising your Oversubscription Right, you may request to subscribe for up to the maximum [            ] shares we are offering in this Rights Offering (less the number of shares you exercised under your Basic Subscription Right).

Box 3.    / /    Payment in the following amount is enclosed $                                           .

Box 4.    / /    Please deduct payment from the following account maintained by you as follows:

Type of Account:		Account No.
Amount to be deducted:	$
Signature(s):

Print or type name:	Print or type name:
Address:	Address:

Telephone No.	Telephone No.

Date: [                        ], 2004

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BENEFICIAL OWNER ELECTION FORM INSTRUCTIONS